UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

ARES REAL ESTATE INCOME TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Tabor Center, 1200 Seventeenth Street, Suite 2900, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 228-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

Subscription Agreement

On October 17, 2025 (the “Purchase Date”), Ares Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) entered into a subscription agreement (the “Subscription Agreement”) with Ares Apogee Finance HoldCo L.P. (“Apogee SPV”), an affiliate of Ares Commercial Real Estate Management LLC, the Company’s advisor (the “Advisor”), pursuant to which Apogee SPV agreed to purchase a number of shares (the “Securities”) of Class B common stock, par value $0.01 per share (the “Class B Common Shares”) of the Company in a purchase amount equal to $200,000,000 (the “Purchase”) capitalized by the sponsor of the Company and an institutional investor for the Securities to be issued by the Company on November 3, 2025. The Purchase will be made at the Company’s NAV per share of Class I-PR common stock, par value $0.01 per share (the “Class I-PR Common Shares”) of the Company, as of September 30, 2025. The offer and sale of shares of common stock to Apogee SPV is exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof in light of Apogee SPV’s status as an institutional accredited investor and because it was not part of a public offering.

The Securities purchased by Apogee SPV are subject to a three-year lock-up from the Purchase Date. On or after the expiration of the lock-up (such date, the “Liquidity Date”), Apogee SPV may request that the Company redeem Securities pursuant to the Company’s Amended SRP (defined below) (but only during the last month of any calendar quarter) provided that such requests will be subordinate to requests from all other common stockholders who have properly submitted a redemption request for such month in accordance with the Amended SRP. In the event that the Securities purchased by Apogee SPV are held by a non-affiliate of the Advisor, or if the Advisor is no longer the external advisor of the Company, then the redemption terms specified within this paragraph (other than the three-year lock-up) shall terminate and be of no further force or effect and instead, on or after the Liquidity Date, Apogee SPV may request to have additional Securities redeemed by the Company pursuant to the Amended SRP pari passu with all other stockholders of the Company.

Furthermore, on or after the Liquidity Date, Apogee SPV may require the Company to repurchase on a monthly basis, at a price per share equal to the most recently determined NAV per share as of the repurchase date, up to $5 million of its Securities per quarter, with such repurchase not subject to, nor eligible for redemption under, the terms of the Amended SRP; provided that the timing of such requests, and the satisfaction of such requests, shall match the timing of the Amended SRP. Any of such amounts not requested for redemption during a quarter will not roll forward to the next quarter.

In addition, at any time after the Purchase Date if the shares of the Company’s common stock owned by Apogee SPV, together with any shares of the Company’s common stock owned by Apogee SPV’s affiliates, were to represent 25% or more of the Company’s outstanding shares of common stock (such percentage referred to herein as the “Interest”), then (a) Apogee SPV may require the Company to repurchase an amount of shares of common stock from Apogee SPV and/or its affiliates as may be necessary to cause the Interest to equal to 24.99%, at a price per share equal to the most recently determined NAV per share as of the repurchase date and (b) the Company may require Apogee SPV to submit for repurchase an amount of shares of common stock from Apogee SPV and/or its affiliates as may be necessary to cause the Interest to equal to 24.99%, at a price per share equal to the most recently determined NAV per share as of the repurchase date. The foregoing repurchase rights of (a) and (b) of this paragraph will not be subject to, nor eligible for redemption under, the terms of the Amended SRP.

The Subscription Agreement also provides that upon delivery of a written notice to the Company, Apogee SPV may, from time to time, require the Company to exchange Class B Common Shares then held by Apogee SPV for Class I-PR Common Shares on a one-for-one basis and in an amount that, after giving effect to such exchange, Apogee SPV, together with certain affiliated and other parties as specified in the Subscription Agreement, would collectively beneficially own no more than 4.90% (or such other percentage as determined by Apogee SPV pursuant to the terms of the Subscription Agreement) of the number of shares of the Company’s voting common stock outstanding immediately after giving effect to such conversion (the “Maximum Percentage”). To the extent an exchange results in Apogee SPV, together with such affiliated and other parties specified in the Subscription Agreement, beneficially owning an amount in excess of the Maximum Percentage then in effect, such exchange shall be null and void and treated as if never made. Any Class I-PR Common Shares obtained as a result of the exchange of Class B Common Shares described in this paragraph will generally be subject to the same rights and restrictions described in the Subscription Agreement with respect to Class B Common Shares initially purchased pursuant to the Subscription Agreement.

As described within the Subscription Agreement, Apogee SPV intends, as collateral securing an issuance of debt by Apogee SPV pursuant to an indenture, to grant a security interest in the shares of common stock it purchases in favor of a collateral agent for the benefit of the holders of such debt (collectively, the “Apogee Lender”). Under the terms of the Subscription Agreement, the Company consented to such grant, together with all related documentation and filings necessary to perfect such security interest, and in the event of a foreclosure with respect to such shares by the Apogee Lender, the Company consents to the transfer of the shares to the Apogee Lender provided that the Company obtains certain representations from the Apogee Lender and, upon delivery of a written notice to the Company, to the exchange of Class B Common Shares for Class I-PR Common Shares on a one-for-one basis. Under the Subscription Agreement, in the event of a foreclosure, the Company consents to any transfer by the Apogee Lender of the shares of common stock to a third party in the course of liquidating the assets of the Apogee SPV in accordance with such indenture, subject to certain requirements.

A copy of the Subscription Agreement is filed as exhibit 10.1 hereto.

Fourteenth Amended and Restated Limited Partnership Agreement

On October 15, 2025, the Company and AREIT Incentive Fee LP, an affiliate of the Advisor, replaced the then-current limited partnership agreement of AREIT Operating Partnership, LP, the Company’s operating partnership, by entering into the Fourteenth Amended and Restated Limited Partnership Agreement (the “Amended OP Agreement”).

The Amended OP Agreement reflects changes corresponding to the creation of the Company’s Class B Common Shares described in Item 5.03 below and other immaterial changes.

A copy of Amended OP Agreement is filed as exhibit 10.2 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 relating to the Subscription Agreement is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 14, 2025, in connection with the Subscription Agreement, the Company filed Articles of Amendment (the “Articles of Amendment”) to its charter with the Maryland State Department of Assessments and Taxation (the “SDAT”) to increase the number of shares of capital stock that the Company has authority to issue to 3,000,000,000 and the number of shares of common stock, par value $0.01 per share, that the Company has authority to issue to 2,800,000,000. Immediately following the filing of the Articles of Amendment, the Company filed with the SDAT Articles Supplementary (the “Articles Supplementary”) to its charter, pursuant to which the Company classified and designated 300,000,000 authorized but unissued shares common stock, $0.01 par value per share, of the Company as shares of Class B common stock, $0.01 par value per share (the “Class B Common Shares”) with the following conversion rights, rights upon liquidation and voting rights:

●	Conversion of Class B Common Shares to Class I-PR Common Shares. Each Class B Common Share held in a stockholder's account shall automatically and without any action on the part of the holder thereof convert into a number of Class I-PR Common Shares (including fractional shares) equal to the fraction, the numerator of which is the Class B Common Share NAV per share and the denominator of which is the Class I-PR common share NAV per share (the “Class B Conversion Rate”) on the earliest of (a) a listing of any class of common shares or (b) a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or the sale or other disposition of all or substantially all of the Company’s assets.
●	Rights Upon Liquidation. Immediately before any liquidation, dissolution or winding up, or any distribution of the assets of the Company pursuant to a plan of liquidation, dissolution or winding up, Class B Common Shares will automatically convert to Class I-PR Common Shares (including fractional shares) at the Class B Conversion Rate.
●	Voting Rights. Holders of Class B Common Shares shall not be entitled to vote such shares on any matter upon which stockholders are entitled to vote.

Copies of the Articles of Amendment and Articles Supplementary are filed herewith as Exhibits 3.1 and 3.2, respectively. Except as described in this Current Report on Form 8-K, the Articles of Amendment and Articles Supplementary did not amend, alter or modify any other terms or provisions of the Company’s charter.

Item 8.01 Other Events.

The following provides an update regarding our net asset value (“NAV”), our assets, portfolio and certain agreements.

Most Recent Transaction Price and Net Asset Value Per Share

November 1, 2025 Transaction Price

The transaction price for each of our share classes is equal to such share class’s NAV per share as of September 30, 2025. A calculation of the NAV per share is set forth below.

September 30, 2025 NAV Per Share

Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.areswms.com/solutions/areit and is also available on our toll-free, automated telephone line at (888) 310-9352. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., a third-party valuation firm, to serve as our independent valuation advisor (“Altus Group” or the “Independent Valuation Advisor”) with respect to helping us administer the valuation and review process for the real properties in our portfolio, providing monthly real property appraisals and valuations for certain of our debt-related assets, reviewing annual third-party real property appraisals, reviewing the internal valuations of loans (“DST Program Loans”) provided to certain investors in our program to raise capital in private placements exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended, through the sale of beneficial interests (“DST Interests”) in specific Delaware statutory trusts holding real properties, including properties currently indirectly owned by our operating partnership (the “DST Program”), and debt-related liabilities performed by Ares Commercial Real Estate Management LLC (our “Advisor”), providing quarterly valuations of our properties subject to master lease obligations associated with the DST Program, and assisting in the development and review of our valuation procedures.

As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be or were held directly or indirectly by the Advisor, our former sponsor, members or affiliates of our former sponsor, and third parties, and “Aggregate Fund NAV” means the NAV of all the Fund Interests.

The following table sets forth the components of Aggregate Fund NAV as of September 30, 2025 and August 31, 2025:

	As of
(in thousands)	September 30, 2025	August 31, 2025
Investments in residential properties	$2,651,800	$2,641,750
Investments in industrial properties	2,698,850	2,515,500
Investments in retail properties	718,600	716,000
Investments in office properties	392,000	385,550
Investments in other properties (1)	200,750	200,050
Total investment in real estate properties	6,662,000	6,458,850
Investments in real estate debt and securities	454,518	320,183
Investments in unconsolidated joint venture partnerships	398,226	386,771
DST Program Loans	195,102	181,372
Total investments	7,709,846	7,347,176
Cash and cash equivalents	71,806	116,921
Restricted cash	8,038	12,295
Other assets	79,679	76,443
Line of credit, term loans and mortgage notes	(2,591,255)	(2,695,717)
Secured financings on debt-related investments	(109,642)	—
Financing obligations associated with our DST Program	(2,360,548)	(2,089,917)
Other liabilities	(148,320)	(127,514)
Accrued performance participation allocation	—	—
Accrued advisory fees	(4,606)	(4,347)
Noncontrolling interests in consolidated joint venture partnerships	(19,863)	(19,793)
Aggregate Fund NAV	$2,635,135	$2,615,547
Total Fund Interests outstanding	334,789	335,107
(1)	Includes self-storage properties.

The following table sets forth the NAV per Fund Interest as of September 30, 2025 and August 31, 2025:

(in thousands, except		Class T-R	Class S-R	Class D-R	Class I-R	Class E	Class S-PR	Class D-PR	Class I-PR
per Fund Interest data)	Total	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares	OP Units
As of September 30, 2025
Monthly NAV	$2,635,135	$191,041	$308,428	$45,466	$470,627	$319,971	$31,139	$82	$44,857	$1,223,524
Fund Interests outstanding	334,789	24,271	39,185	5,777	59,792	40,652	3,956	11	5,699	155,446
NAV Per Fund Interest	$7.8710	$7.8710	$7.8710	$7.8710	$7.8710	$7.8710	$7.8710	$7.8710	$7.8710	$7.8710
As of August 31, 2025
Monthly NAV	$2,615,547	$195,339	$308,204	$45,393	$464,458	$319,155	$26,498	$81	$41,567	$1,214,852
Fund Interests outstanding	335,107	25,027	39,487	5,816	59,507	40,891	3,395	10	5,326	155,648
NAV Per Fund Interest	$7.8051	$7.8051	$7.8051	$7.8051	$7.8051	$7.8051	$7.8051	$7.8051	$7.8051	$7.8051

Under U.S. generally accepted accounting principles (“GAAP”), we record liabilities for ongoing distribution fees that we estimate we may pay in future periods for the Fund Interests. As of September 30, 2025, we estimated approximately $64.4 million of ongoing distribution fees were potentially payable. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to redeem shares under our share redemption program and our ability to make exceptions to, modify or suspend our share redemption program at any time. Our NAV generally does not reflect the potential impact of exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold today. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV is not a representation, warranty or guarantee that: (i) we would fully realize our NAV upon a sale of our assets; (ii) shares of our common stock would trade at our per share NAV on a national securities exchange; and (iii) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.

The valuations of our real properties as of September 30, 2025, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties, were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table based on weighted-averages by property type.

	Residential	Industrial	Retail	Office	Other	Weighted-Average Basis
Exit capitalization rate	5.1%	5.7%	6.4%	7.4%	5.6%	5.7%
Discount rate / internal rate of return	7.1%	7.4%	7.2%	8.8%	7.7%	7.3%
Average holding period (years)	10.0	10.0	9.9	10.0	10.0	10.0

A change in the exit capitalization and discount rates used would impact the calculation of the value of our real property. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties:

Input	Hypothetical Change	Residential	Industrial	Retail	Office	Other	Weighted-Average Values
Exit capitalization rate (weighted-average)	0.25% decrease	3.3%	3.0%	2.3%	2.5%	2.8%	3.0%
	0.25% increase	(3.0)%	(2.8)%	(2.2)%	(2.3)%	(2.6)%	(2.7)%
Discount rate (weighted-average)	0.25% decrease	2.0%	2.0%	1.9%	2.0%	1.9%	2.0%
	0.25% increase	(1.9)%	(1.9)%	(1.8)%	(2.0)%	(1.9)%	(1.9)%

Distributions

We authorized monthly gross distributions for each class of shares of our common stock in the amount of $0.03450 per share for the month of September 2025. These distributions were paid to all stockholders of record as of the close of business on September 30, 2025, net of, as applicable, distribution fees that are payable monthly with respect to certain classes of shares of our common stock.

Update on Our Assets and Activities

As of September 30, 2025, our consolidated investments include 137 real estate properties totaling approximately 28.7 million square feet located in 34 markets throughout the U.S., which were 93.8% leased.

As of September 30, 2025, our leverage ratio was 34.9% (calculated as outstanding principal balance of our borrowings, including secured financings on debt-related investments, less cash and cash equivalents, divided by the fair value of our real property, net investments in unconsolidated joint venture partnerships and investments in real estate debt and securities not associated with the DST Program, as determined in accordance with our valuation procedures) and the weighted-average interest rate of our consolidated borrowings was 4.92%.

For the quarter ended September 30, 2025, we raised gross proceeds of approximately $523.7 million, including proceeds from our distribution reinvestment plan and the sale of DST Interests (including $31.1 million of DST Interests financed by DST Program Loans). The aggregate dollar amount of common stock and OP Unit redemptions requested for July, August and September, which were redeemed in full on August 1, 2025, September 1, 2025 and October 1, 2025, respectively, was $36.9 million.

Update on Real Properties

As of September 30, 2025, our consolidated investments include 137 real estate properties totaling approximately 28.7 million square feet located in 34 markets throughout the U.S., which were 93.8% leased. Rent growth on comparable commercial leases executed during the trailing 12 months ended September 30, 2025 averaged 19.7% when calculated using cash basis rental rates and 37.2% when calculated using GAAP basis rental rates. For our industrial properties, rent growth on comparable leases executed during the trailing 12 months ended September 30, 2025 averaged 24.8% when calculated using cash basis rental rates and 46.0% when calculated using GAAP basis rental rates. Rent decline on new and renewal residential leases executed during the trailing 12 months ended September 30, 2025 averaged 1.5%. As of September 30, 2025, rents across our residential properties and industrial properties, our two largest categories, were estimated to be 5.4% and 22.3% below market (on a weighted-average basis).

As used herein, the term “commercial” refers to our industrial, retail and office properties or customers, as applicable.

Acquisitions. During the three months ended September 30, 2025, we acquired eight industrial properties and one residential property for an aggregate contractual purchase price of $478.6 million.

Dispositions. During the three months ended September 30, 2025, we sold one office property for a contractual sales price of $80.0 million. Our total accounting basis, which is inclusive of straight-line rent receivables and net of accumulated depreciation and amortization, for this property as of the closing date was approximately $32.5 million.

Portfolio Overview. We currently group our real property portfolio into five categories: residential, industrial, retail, office and other. The following table summarizes our real property portfolio by category as of September 30, 2025:

					Average
				% of Total	Effective Annual			% of
($ and square feet in thousands,	Number of	Number of	Rentable	Rentable	Base Rent per	%	Aggregate	Aggregate
except for per square foot data)	Markets (1)	Real Properties	Square Feet	Square Feet	Square Foot (2)	Leased	Fair Value	Fair Value
Residential properties	12	24	6,720	23.4%	$28.58	91.6%	$2,651,800	39.8%
Industrial properties	27	79	17,672	61.5	7.26	96.1	2,698,850	40.5
Retail properties	8	18	2,292	8.0	21.03	97.0	718,600	10.8
Office properties	5	6	1,220	4.3	39.42	72.5	392,000	5.9
Other properties	5	10	811	2.8	18.86	83.9	200,750	3.0
Total real property portfolio	34	137	28,715	100.0%	$14.62	93.8%	$6,662,000	100.0%
(1)	Reflects the number of unique markets by category and in total. As such, the total number of markets does not equal the sum of the number of markets by category as certain categories are located in the same market.
(2)	Amount calculated as total annualized base rent, which includes the impact of any contractual tenant concessions (cash basis) per the terms of the lease, divided by total lease square footage as of September 30, 2025.

Market Diversification. The following table summarizes certain operating metrics of our real property portfolio by market and by category as of September 30, 2025:

($ and square feet in thousands)	Number of Properties	Investment in Real Estate Properties	% of Gross Investment Amount	Rentable Square Feet	% of Total Rentable Square Feet	% Leased (1)
Residential properties:
Atlanta, GA	3	$292,681	4.7%	808	2.8%	90.5%
Central Florida	3	437,357	6.9	958	3.4	92.5
Charlotte, NC	2	169,555	2.7	487	1.7	90.4
Dallas, TX	4	362,876	5.8	1,124	3.9	91.4
D.C. / Baltimore	1	96,889	1.5	288	1.0	92.7
Denver, CO	1	81,096	1.3	201	0.7	93.3
Pennsylvania	1	93,519	1.5	235	0.8	91.7
Phoenix, AZ	1	137,830	2.2	409	1.4	87.6
San Antonio, TX	2	151,878	2.4	592	2.1	93.3
Seattle, WA	1	123,737	2.0	208	0.7	92.4
South Florida	4	466,172	7.4	1,202	4.2	93.1
Tucson, AZ	1	125,816	2.0	208	0.7	86.4
Total residential properties (7,381 units)	24	2,539,406	40.4	6,720	23.4	91.6
Industrial properties:
Atlanta, GA	1	66,470	1.1	798	2.8	100.0
Bay Area, CA	3	169,108	2.7	614	2.1	88.0
Central Florida	6	244,026	3.9	1,413	4.9	85.8
Charlotte, NC	1	22,729	0.4	208	0.7	100.0
Chicago, IL	2	91,373	1.5	875	3.0	100.0
Cincinnati, OH	2	34,050	0.5	395	1.4	55.2
Columbus, OH	4	95,291	1.5	1,006	3.5	100.0
Dallas, TX	5	201,861	3.2	1,896	6.6	100.0
D.C. / Baltimore	6	148,607	2.4	1,108	3.8	100.0
Denver, CO	2	59,233	0.9	365	1.3	100.0
Greater Boston	3	107,215	1.7	427	1.5	100.0
Houston, TX	5	139,588	2.2	1,210	4.2	93.5
Indianapolis, IN	7	135,321	2.2	1,591	5.5	100.0
Las Vegas, NV	2	33,790	0.5	276	1.0	100.0
Louisville, KY	1	19,538	0.3	235	0.8	82.2
Metro New York	2	29,960	0.5	172	0.6	100.0
New Jersey	4	68,547	1.1	571	2.0	100.0
Pennsylvania	3	100,842	1.6	564	2.0	78.7
Phoenix, AZ	3	65,960	1.0	337	1.2	100.0
Portland, OR	3	65,049	1.0	395	1.4	100.0
Reno, NV	1	69,432	1.1	723	2.5	100.0
Richmond, VA	4	80,408	1.3	618	2.1	100.0
Salt Lake City, UT	2	144,177	2.3	916	3.2	100.0
San Antonio, TX	3	50,448	0.8	538	1.9	100.0
San Diego, CA	1	26,452	0.4	136	0.5	100.0
South Florida	1	15,021	0.2	76	0.3	100.0
Southern California	2	69,000	1.1	209	0.7	100.0
Total industrial properties	79	2,353,496	37.4	17,672	61.5	96.1
Retail properties:
Atlanta, GA	1	58,501	0.9	328	1.1	100.0
Birmingham, AL	1	45,455	0.7	193	0.7	95.5
D.C. / Baltimore	1	41,387	0.7	131	0.5	100.0
Greater Boston	10	267,463	4.3	982	3.4	96.1
New Jersey	1	67,224	1.1	226	0.8	96.5
Raleigh, NC	1	45,265	0.7	125	0.4	91.5
South Florida	2	116,423	1.8	206	0.7	99.2
Tulsa, OK	1	36,175	0.6	101	0.4	97.7
Total retail properties	18	677,893	10.8	2,292	8.0	97.0

($ and square feet in thousands)	Number of Properties	Investment in Real Estate Properties	% of Gross Investment Amount	Rentable Square Feet	% of Total Rentable Square Feet	% Leased (1)
Office properties:
Austin, TX	1	85,705	1.4	272	1.0	44.9
D.C. / Baltimore	1	94,589	1.5	128	0.4	81.5
Metro New York	1	271,014	4.3	597	2.1	79.0
Minneapolis / St. Paul, MN	1	38,668	0.6	100	0.4	62.6
New Jersey	2	47,390	0.7	123	0.4	100.0
Total office properties	6	537,366	8.5	1,220	4.3	72.5
Other properties:
Central Florida	3	34,548	0.5	186	0.6	81.0
New Jersey	1	23,959	0.4	90	0.3	88.4
Pennsylvania	3	63,199	1.0	274	1.0	90.6
Richmond, VA	1	16,701	0.3	100	0.3	69.4
South Florida	2	44,228	0.7	161	0.6	82.5
Total other properties	10	182,635	2.9	811	2.8	83.9
Total real property portfolio	137	$6,290,796	100.0%	28,715	100.0%	93.8%
(1)	Percentage leased is based on executed leases as of September 30, 2025.

The following table sets forth the top 10 geographic allocations of our real property portfolio based on fair value as of September 30, 2025:

($ in thousands)	Number of Properties	Fair Value of Real Properties	% of Fair Value
South Florida	9	$708,750	10.6%
Central Florida	12	705,100	10.6
Dallas, TX	9	534,450	8.0
Atlanta, GA	5	479,050	7.2
D.C. / Baltimore	9	402,100	6.0
Greater Boston	13	386,850	5.8
Pennsylvania	7	277,300	4.2
New Jersey	8	250,200	3.8
Metro New York	3	234,550	3.5
Phoenix, AZ	4	217,000	3.3
Other	58	2,466,650	37.0
Total real properties	137	$6,662,000	100.0%

Lease Terms. Commercial lease terms typically range from one to 10 years, and often include renewal options. Commercial leases that are structured on a “triple net basis”, in which customers pay their proportionate share of real estate taxes, insurance, common area maintenance, and certain other operating costs, account for 89.7% of our total leased commercial portfolio, based on number of commercial leases. Most of our commercial leases include fixed rental increases or Consumer Price Index-based rental increases and are not based on the income or profits of any person. The majority of our residential and self-storage leases expire within 12 months.

Lease Expirations. As of September 30, 2025, the weighted-average remaining term of our total leased commercial portfolio was approximately 4.5 years based on annualized base rent and 4.3 years based on leased square footage, excluding renewal options. The following table summarizes the lease expirations at our commercial properties for leases in place as of September 30, 2025, without giving effect to the exercise of renewal options or termination rights, if any. The table excludes our residential and self-storage properties as substantially all leases at such properties expire within 12 months.

($ and square feet in thousands)	Number of Commercial Leases	Annualized Base Rent (1)	% of Total Annualized Base Rent (1)	Leased Square Feet	% of Total Leased Square Feet
Remainder of 2025 (2)	12	$2,981	1.4%	119	0.6%
2026	57	17,541	8.5	2,022	10.1
2027	70	24,681	12.0	2,762	13.7
2028	90	34,481	16.8	3,445	17.1
2029	71	29,733	14.5	3,261	16.2
2030	71	27,230	13.2	2,212	11.0
2031	42	16,015	7.8	1,784	8.9
2032	26	16,884	8.2	1,551	7.7
2033	25	9,170	4.5	681	3.4
2034	21	13,286	6.5	1,721	8.6
Thereafter	41	13,491	6.6	546	2.7
Total leased	526	$205,493	100.0%	20,104	100.0%
(1)	Annualized base rent is calculated as monthly base rent including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of September 30, 2025, multiplied by 12.
(2)	Includes one lease totaling approximately 50,000 square feet that expired on September 30, 2025.

Customer Diversification. We believe that the customer base that occupies our real property portfolio is generally stable and well-diversified. As of September 30, 2025, there were no customers that represented more than 10.0% of total annualized base rent or more than 10.0% of total leased square feet. The following table reflects our 10 largest customers, based on annualized base rent, as of September 30, 2025:

($ and square feet in thousands)	Number of Locations (1)	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)	Leased Square Feet	% of Total Leased Square Feet
Stop & Shop	7	$8,163	2.1%	449	1.7%
S.P. Richards Company	7	7,874	2.0	954	3.5
MF Warehouse	1	5,630	1.4	770	2.9
Amazon.com / Whole Foods	5	5,562	1.4	604	2.2
FedEx	3	5,386	1.4	1,063	3.9
Mizuho Bank Ltd.	1	4,570	1.1	110	0.4
Veritiv Operating Company	2	3,411	0.9	804	3.0
S&S Activewear	1	3,257	0.8	657	2.4
Harvest Right	1	3,055	0.8	340	1.3
Exel, Inc	1	2,726	0.7	506	1.9
Total	29	$49,634	12.6%	6,257	23.2%
(1)	Reflects the number of properties for which the customer has at least one lease in-place.
(2)	Annualized base rent is calculated as monthly base rent including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of September 30, 2025, multiplied by 12.

The majority of our customers do not have a public corporate credit rating. We evaluate creditworthiness and financial strength of prospective commercial customers based on financial, operating and business plan information that such prospective customers provide to us, as well as other market, industry and economic information that is generally publicly available. As a result of this assessment, we may require that the customers enhance their credit by providing us with security deposits, letters of credit from established financial institutions, or personal or corporate guarantees. Customer creditworthiness often influences the amount of upfront tenant improvements, lease incentives, concessions or other leasing costs. We evaluate creditworthiness of our residential customers based on standard market practice, which includes credit checks.

Industry Diversification. We intend to maintain a well-diversified mix of customers to limit our exposure to any single customer or industry. Our diversified investment strategy inherently provides for customer diversity, and we continue to monitor our exposure relative to our larger customer industry sectors. The following table reflects the 10 largest industry concentrations within our portfolio, based on annualized base rent, as of September 30, 2025 and assumes that our residential and self-storage investments are not concentrated within any specific industry:

($ and square feet in thousands)	Number of Leases	Annualized Base Rent (1)	% of Total Annualized Base Rent	Leased Square Feet	% of Total Leased Square Feet
Storage / Warehousing	24	$19,818	5.0%	2,663	9.9%
Professional Services	54	16,803	4.3	683	2.5
Food & Beverage	86	15,615	4.0	939	3.5
Supermarket	17	14,953	3.8	843	3.1
Apparel / Clothing	21	12,458	3.2	1,726	6.4
Transportation / Logistics	14	12,437	3.1	1,836	6.8
Financial	17	11,871	3.0	269	1.0
Electrical / Wire	7	8,816	2.2	1,072	4.0
Manufacturing	13	7,885	2.0	1,191	4.4
Post & Courier Services	9	7,093	1.8	1,230	4.6
Total	262	$127,749	32.4%	12,452	46.2%
(1)	Annualized base rent is calculated as monthly base rent including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of September 30, 2025, multiplied by 12.

Share Redemption Program Amendment

The Company’s board of directors amended the Company’s share redemption program by adopting the Fifth Amended and Restated Share Redemption Program (the “Amended SRP”), as of October 17, 2025. The Amended SRP removes class-specific redemption limits but retains the aggregate limits that are not class-specific. Therefore, it now provides that the total amount of aggregate redemptions of shares of Company common stock (based on the price at which the shares are redeemed) will be limited during each calendar month to 2% of the aggregate NAV of all shares as of the last calendar day of the previous quarter and in each calendar quarter will be limited to 5% of the aggregate NAV of all shares as of the last calendar day of the previous calendar quarter. The Amended SRP also reflects that shares obtained pursuant to the Subscription Agreement may be submitted for redemption through the Amended SRP, subject to the limitations set forth in the Subscription Agreement.

A copy of the Amended SRP is filed as Exhibit 99.2 hereto.

Multiple Class Plan

Effective as of October 14, 2025, the Company’s board of directors amended the Company’s Multiple Class Plan in order to make immaterial updates primarily to reflect the creation of Class B Common Shares. A copy of the amended Multiple Class Plan is filed as Exhibit 99.3 hereto.

Forward-Looking Statements

This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our NAV per Fund Interest. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of increased inflation, changes in interest rates, developments related to tariffs and trade policies and the resulting impacts on market volatility and global trade, the conflict between Russia and Ukraine, and/or the ongoing conflict in the Middle East on our financial condition and results of operations being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
3.1*	Articles of Amendment, filed October 14, 2025.
3.2*	Articles Supplementary, filed October 14, 2025.
10.1*	Subscription Agreement by and between Ares Real Estate Income Trust Inc. and Ares Apogee Finance HoldCo L.P., dated October 17, 2025.
10.2*	Fourteenth Amended and Restated Limited Partnership Agreement of AREIT Operating Partnership LP, dated as of October 15, 2025.
99.1*	Consent of Altus Group U.S. Inc.
99.2*	Fifth Amended and Restated Share Redemption Program, effective as of October 17, 2025.
99.3*	Multiple Class Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*          Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ares Real Estate Income Trust Inc.
October 17, 2025
	By:	/s/ TAYLOR M. PAUL
Taylor M. Paul Managing Director, Chief Financial Officer and Treasurer